                                                                   Exhibit 10.25

AGREEMENT BETWEEN 5280 SOLUTIONS AND NELNET/UNIPAC

5280 Solutions agrees to provide all services asked of them from NELNET for the following years at Cost plus $210,000 per month for the calendar year 2001, Cost plus $125,000 per month for the calendar year 2002, and Cost plus $42,000 per month for the calendar year 2003. Any other services provided by 5280 beyond 2003 will be mutually agreed to by both parties.

5280 Solutions: /s/ Mark Voegele
                ----------------

NELNET: /s/ Michael Dunlap
        ------------------

Dated: 4-12-01